Exhibit 4.1
                       WARRANT PLAN ADOPTED BY THE COMPANY
                                ON JULY 27, 1999
                          As amended on August 26, 1999


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                                  WARRANT PLAN
                                       OF
                          SMITH RIVER BANKSHARES, INC.

                                    ARTICLE I
                               PURPOSE OF THE PLAN

             The Board of Directors of Smith River Bankshares, Inc. ("Company") has determined that it is in the best interests of the Company to issue Warrants to the Company's organizers to purchase the Company's Common Stock in connection with the Company's initial public offering of Common Stock ("Initial Stock Offering"). The Company proposes to issue up to 87,500 shares of Common Stock and Warrants to purchase Common Stock in Units in the respective amount to each organizer set forth on Exhibit A hereto (as to each such organizer, the "Initial Warrants"). Each Unit will contain one share of Common Stock and one Warrant which will entitle the holder thereof to purchase additional Common Stock subject to the terms and conditions hereof. Therefore, the Board of Directors, in order to provide for the above, has adopted this Warrant Plan ("Plan") on the date set forth herein.

                                   ARTICLE II
                                SCOPE OF THE PLAN

         Section 1. Definitions. Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

         1.01.    "Board" means the Board of Directors of the Company.

         1.02. "Change in Control" means a change in control occurring after Commencement Date of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, notwithstanding the foregoing and without limitation, such a change in control shall be deemed to have occurred at such time after the Opening Date as (a) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on June 1,
1999), directly or indirectly of 20% or more of the combined voting power of the Company's voting securities; (b) the Incumbent Board ceases for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of Section 1.02 considered as though such person were a member of the Incumbent Board; (c) all or substantially all of the assets of the Company or the assets of Smith River Community Bank, N.A. are sold, transferred or conveyed

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by any means,  including  but not limited to direct  purchase or merger,  if the transferee is not controlled by the Company. (For purposes of the foregoing "control" means the ownership of more than 50% of the combined voting power of such entity's voting securities); or (d) the Company is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company. Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Plan by virtue of any transaction after the Commencement Date (x) arranged or caused by a federal bank regulatory agency possessing appropriate jurisdiction on the grounds of failing financial condition of the Company or Smith River Community Bank, N.A. which results in the acquisition, directly or indirectly, of 20% or more of the combined voting power of the Company's voting securities by any Person or (y) which results in the Company, any subsidiary of the Company or any profit sharing plan, employee stock ownership plan or employee benefit plan of the Company or any of its subsidiaries (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's voting securities.

         1.03. "Common Stock" means the common stock (no par value) of the Company.

         1.04. "Commencement Date" means the date Smith River Community Bank, N.A. opens for business.

         1.05. "Expiration Date" shall be 5:00 p.m. Eastern Standard Time on the tenth anniversary of the Commencement Date.

         1.06. "Incumbent Board" means the Board as constituted on the date this Plan is adopted.

         1.07. "Person" has the meaning ascribed to that term in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934.

         1.08. "Plan" means this Warrant Plan as adopted by the Board as set forth herein and as amended from time to time.

         1.09. "Warrant" means the right to purchase additional shares of Common Stock pursuant to this Plan.

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         1.10.  "Warrant   Certificate"  means  the  evidence  of  ownership  of
Warrants, as executed and issued by the Company in substantially the form attached hereto as Exhibit B.

         Section 2. Warrants. There is hereby authorized 87,500 Warrants, each of which shall be redeemable for one share of Common Stock of the Company. Warrants shall be included only in Units offered by the Company in its Initial Stock Offering and may be issued only to those persons set forth on Exhibit A hereto in the amount of the Initial Warrants set forth on Exhibit A with respect to them. Any Warrants not issued in connection with the Initial Stock Offering shall automatically expire.

         Section 3. Form of Warrants. The certificates evidencing the Warrants (the "Warrant Certificates") shall be substantially in the form set forth in Exhibit B attached hereto, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with provisions of this Plan, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or to conform to usage. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Plan and of such Warrant Certificate, to purchase (when exercisable and prior to the Expiration Date) one fully paid and non-assessable share of Common Stock for each Warrant evidenced by such Warrant Certificate, at $10.00 per share.

         Section 4. Issuance of Warrants. The Warrant Certificates when issued shall be dated and signed on behalf of the Company, manually or by facsimile signature, by its Chairman of the Board or President, and by its Secretary or an Assistant Secretary under its corporate seal, if any. The seal of the Company, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrants.

         Section 5. Registration of Warrant Certificates; Registered Owners. The Company shall maintain or cause to be maintained books for registration of ownership and permitted transfer of ownership of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate. The Company may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise of such Warrants and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Section 6. Transfers and Exchanges. The Warrants shall not be transferable by the holder except by operation of the law. The Warrants may be detached from the Unit of which they are a part and the Common Stock forming the other part of the Unit sold or otherwise transferred separately.

         Section 7. Mutilated, Destroyed, Lost or Stolen Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or destruction, receipt by the Company of indemnity or security reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, the Company shall deliver a new Warrant Certificate of like tenor representing in the aggregate the same number of Warrants.

         Section 8. Payment of Taxes. With respect to any Warrant, the Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant or Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant or certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax if any, or shall have established to the satisfaction of the Company that such tax if required, has been paid.

         Section 9. Exercise, Purchase Price and Duration of Warrants. Subject to the provisions of this Plan, the holder of a Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to that holder) one fully paid and non-assessable share of Common Stock for each Warrant the holder is then entitled to exercise hereunder at the initial exercise price of $10.00 per share (subject to adjustment as provided in Section 11 hereof), upon the surrender of the Warrant Certificate evidencing such Warrant to the Company on any business day prior to 5:00 p.m. Eastern Standard Time on or before the Expiration Date, with the Form of Election to Exercise on the reverse thereof duly completed and executed, and payment of the Exercise Price in lawful money of the United States of America in cash or by cashiers' or certified check payable to the Company. The holder may exercise its rights under the Warrants only as follows: (a) no Warrant may be exercised prior to the first anniversary of the Commencement Date; (b) beginning on the first anniversary of the Commencement Date, 33-1/3% of the Initial Warrants may be exercised by the holder; (c) beginning on the second anniversary of the Commencement Date, an additional 33-1/3% of the Initial Warrants may be exercised by the holder; and
(d) beginning on the third anniversary date of the Commencement Date, the last 33-1/3% of the Initial Warrants may be exercised by each holder and, in each case, (i) the holder has continuously served as a director of the Company and Smith River Community Bank, N.A. since the Commencement Date through the date such Warrants become exercisable; and (ii) the holder has attended at least 75% of all meetings of the boards of directors of the Company and Smith River Community Bank, N.A. during such period. Notwithstanding the foregoing or anything to the contrary in this Plan all of the Initial Warrants shall automatically and unconditionally become immediately exercisable upon a Change in Control of the Company. The exercise price and the shares of Common Stock issuable upon exercise of a Warrant shall be subject to adjustment from time to time in the manner specified in Section 11 and, as initially established or as so adjusted, are referred to herein as the "Exercise Price" and the "Shares", respectively. The Warrants shall be so exercisable either as an entirety or from time to time in part at the election of the registered holder thereof except that the Company shall not be required to issue certificates in denominations of less than 100 shares. In the event that fewer than all Warrants evidenced by a Warrant Certificate are exercised at any time prior to 5:00 p.m. Eastern Standard Time on the Expiration Date a new Warrant Certificate will be issued for the Warrants not so exercised.

              No payments or adjustments shall be made for any cash dividends, whether paid or declared, on Shares issuable on the exercise of a Warrant.

              No fractional Shares shall be issued upon exercise of Warrant, but, in lieu thereof, there shall be paid to the registered holder of the Warrant Certificate evidencing such Warrant or other person designated on the Form of Election to Exercise as soon as practicable after date of surrender, an amount in cash equal to the fraction of the current market value of a share of Common Stock equal to the fraction of a Share to which such Warrant related. For such purpose, the current market value of a Share shall be the book value of the Common Stock as of the last day of the month immediately preceding the date of the Election to Exercise.

              Subject to Section 8 hereof, upon surrender of a Warrant Certificate, with the Form of Election to Exercise duly completed and executed, together with payment of the Exercise Price, the Company shall issue and deliver the full number of Shares issuable upon exercise of the Warrants tendered for exercise. Shares shall be deemed to have been issued, and any Person so designated by the registered holder shall be deemed to have become the holder of record of a Share, as of the date of the surrender of the Warrant Certificate to which the Share relates and payment of the appropriate Exercise Price; provided, however, if the date of surrender of a Warrant Certificate shall occur within any period during which the transfer books for the Company's Common Stock are closed for any purpose, such Person shall not be deemed to have become a holder of record of a Share until the opening of business on the day of reopening said transfer books, and certificates representing such Shares shall not be issuable until such day.

         Section 10. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, through the close of business on the Expiration Date, the number of Shares deliverable upon the exercise of all outstanding Warrants.

         The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and non-assessable.

         The shares allocated for such Warrants were included for Registration under the Securities Act of 1993, and Rule 415 adopted thereunder, in a registration of securities filed by the Company with the Securities and Exchange Commission on ___________.

         Section 11. Adjustment of Exercise Price and Number of Shares Purchasable. The Exercise Price and the number of Shares which may be purchased upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence, after the date hereof, if the Company shall (i) declare a dividend on the Common Stock payable in shares of common stock, (ii) subdivide the outstanding Common Stock into a greater number of shares or (iii) combine the outstanding Common Stock into a smaller number of shares, then the Exercise Price in effect on the record date for that dividend or on the effective date of that subdivision or combination, and/or the number and kind of shares of capital stock issuable on that date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive solely the aggregate number and kind of shares of capital stock which, if the Warrant had been exercised immediately prior to that date, such holder would have owned upon exercise and been entitled to receive by virtue of that dividend, subdivision, or combination. The foregoing adjustments shall be made by the Company successively whenever any event listed above shall occur.

         Section 12. Notices to Warrant Holders. Upon any adjustment to the Exercise Price pursuant to Section 11 hereof, the Company within twenty calendar days thereafter shall cause to be given to the registered holders of outstanding Warrant Certificates at their respective addresses appearing on the Warrant Certificate register written notice of the adjustments by first-class mail, postage prepaid.

         Section 13. Supplements and Amendments. The Company may from time to time supplement or amend this Plan without the consent or concurrence of or notice to any holders of Warrant Certificates or Warrants in order to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to correct any defective provision, clerical omission, mistake or manifest error herein contained, or to make any other provision with respect to matters or questions arising under this Plan which shall not be inconsistent with the provisions of the Warrant Certificates; provided that such action shall not adversely affect the interests of the holders of the Warrant Certificates or Warrants.

         Section 14. Governing Law. This Plan and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Virginia and for all purposes shall be governed by, construed and enforced in accordance with the laws of said State.

         Section 15. Benefits of This Plan. Nothing in this Plan shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates or Warrants any legal or equitable right, remedy or claim under this Plan; this Plan shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

         Section 16. Forfeiture. If at any time while the Warrants are outstanding, the Board of Governors of the Federal Reserve System makes a formal capital call on the Company or the Comptroller of the Currency makes a formal capital call on Smith River Community Bank, N.A., the holder will be required to exercise all exercisable Warrants in whole or part as may be needed for additional required capital or the Warrants shall be forfeited. The number of Shares as to which the Warrants shall be exercised by each holder to meet the capital call will be calculated pro rata on the basis of the number of Shares subject to Warrant. The exercise price for Shares purchased upon such exercise shall be equal to the greater of $10 per Share or the then current book value per share of the Shares. Any Warrants not required to be exercised under the terms of any such capital call may be exercised under the original terms of this Agreement.


Adopted by the Board of Directors of Smith River Bankshares, Inc.

On the 27th day of July, 1999.

Amended by the Board of Directors of Smith River Bankshares, Inc.
On the 26th day of August, 1999.

                                    Exhibit A
                   Warrant Plan - Smith River Bankshares, Inc.


     Recipients                              Initial Warrants
     ----------                              ----------------

J. E. Bassett, Jr                                10,000

Patricia H. Brammer                               5,000

Jesse D. Cahill, Sr                              10,000

Mervyn R. King                                   10,000

Morton W. Lester                                 10,000

Cecil R. McCullar                                10,000

Roxann B. Miller                                  6,000

Jimmie R. Mills                                   5,000

George R. Nelson, Jr                             10,000

Joe C. Philpott                                   2,500

Doug Riddle                                       5,000

Milford A. Weaver                                 4,000
                                                -------
         Total                                   87,500

CERTIFICATE NO.

NUMBER OF WARRANTS:



                       WARRANT CERTIFICATE FOR PURCHASE OF
                         COMMON STOCK (NO PAR VALUE) OF
                          SMITH RIVER BANKSHARES, INC.

             (See Reverse side for Summary of Terms of Warrant Plan)

            THIS CERTIFIES THAT, for value received, _________________________ is the owner of the number of Warrants set forth above, each of which entitles the owner to purchase, subject to the terms and conditions hereof and of the Warrant Plan referred to herein, prior to the Expiration Date (as herein defined), one share of Common Stock, no par value per share ("Shares"), of Smith River Bankshares, Inc., a Virginia corporation ("Company") at $10.00 per share ("Exercise Price"), payable to the Company in cash, or by cashiers check or other official bank check. Exercisable Warrants may be exercised by delivery and surrender of this Warrant Certificate, along with the form of Election to Exercise on the reverse hereof duly completed and executed together with payment of the Exercise Price at the office of the Company or its duly appointed agent. The Warrants evidenced by this Warrant Certificate are NOT TRANSFERABLE except as specifically permitted by the Warrant Plan.

            This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject to all of the terms, provisions and conditions of that certain Warrant Plan dated as of July 27, 1999 (hereinafter called the "Warrant Plan"), as amended on August 26, 1999, adopted by the Company, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Plan and the summary of its terms set forth on the reverse side of this Warrant Certificate are hereby incorporated into this Warrant Certificate by reference and made a part hereof. The Warrant Plan sets forth the terms and conditions under which the exercise price for a Warrant, the number of shares to be received upon exercise of a Warrant, or both, may be adjusted. Reference is hereby made to the Warrant Plan for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates or Warrants and all Warrants and Warrant Certificates are subject, in all respects, to the same. In the event of any conflict between the provisions of this Warrant Certificate and the Warrant Plan, the provisions of the Warrant Plan shall control.

            Copies of the Warrant Plan are available for inspection at the Company's Office, or may be obtained upon written request addressed to the
Secretary,           Smith           River           Bankshares,           Inc.,
______________________________________________________. The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants or Shares, but shall make adjustments therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Plan.

The Warrants evidenced by this Warrant Certificate shall expire at 5:00 p.m. Eastern Standard Time on ______________________ or sooner if called by The Board of Directors pursuant to the Warrant Plan. The day and time of expiration is referred to herein as the "Expiration Date".

            IN WITNESS WHEREOF, Smith River Bankshares, Inc. has caused this certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated: ______________               _____________________________________
                                    President

                                    _____________________________________
                                    Secretary/Treasurer

                                   Exhibit 4.1
                      (Reverse Side of Warrant Certificate)

                          SMITH RIVER BANKSHARES, INC.
                        Summary of Terms of Warrant Plan

           The Warrant Plan provides that, upon the occurrence of certain events, the initial exercise price set forth on the face of this Warrant Certificate may, subject to specified conditions, be adjusted (such exercise price, as initially established or as adjusted from time to time, is referred to herein as the "Exercise Price"). If the Exercise Price is adjusted, the Warrant Plan provides that the number of shares which can be purchased upon the exercise of each Warrant represented by this Warrant Certificate and the type of securities or other property subject to purchase upon the exercise of each Warrant represented by this Warrant Certificate are subject to modification or adjustment.

           The Warrants evidenced by this Warrant Certificate may not be immediately exercisable and may not be exercisable at all unless and until the conditions to the same, as specified in the Warrant Plan, occur. The Warrant Plan also permits acceleration of the right to exercise the Warrants evidenced by this Warrant Certificate in the event of a Change of Control of the Company (as defined in the Warrant Plan).

           The Warrants evidenced by this Warrant Certificate shall expire at 5:00 p.m. Local Time on _________________, or sooner if called in accordance with the Warrant Plan.

           In the event that upon any exercise the number of Warrants exercised shall be fewer than the total number of Warrants represented hereby, the Company shall issue to the registered holder a new Warrant Certificate evidencing the Warrants not so exercised.

           No payment or adjustment will be made for any cash dividends, whether paid or declared, on any Shares issuable upon exercise of a Warrant. The Company shall not be required to issue fractions of Shares or any certificates which evidence fractional Shares. In lieu of a fractional Share, if any, the Company shall pay to the registered holder of a Warrant with regard to which the fractional Share would be issuable, an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Plan) of a Share.

           The Company may deem and treat the registered holder of this Warrant Certificate as the absolute owner hereof and of the Warrants represented by this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purposes of any exercise of such Warrants and for all other purposes, and the Company shall not be affected by any notice to the contrary.

           Prior to the exercise of the Warrants represented hereby, the registered holder of this Warrant Certificate, shall not be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, and nothing contained in the Warrant Plan or herein shall be construed to confer upon the holder of this Warrant Certificate, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions, affecting stockholders or to receive dividends or subscription rights or otherwise.


                              ELECTION TO EXERCISE

           The undersigned hereby irrevocably elects to exercise Warrants evidenced by this warrant Certificate, to purchase full Shares of the Common Stock of the Company ("Shares") and herewith tenders payment for such Shares in the amount of $_________ in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered in the name of ____________________________ and that the Certificate be delivered as follows:

                      _____________________________________
                               Name (Please Print)

             Whose address is _____________________________________
                             Address (Please Print)

                 ______________________________________________
                 Delivery Address (if different) (Please Print)




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If said  Shares  are  fewer  than  all the  Shares  purchasable  hereunder,  the undersigned requests that a new Warrant Certificate evidencing the right to purchase the balance of the Shares be registered in the name of the undersigned, whose address is listed below.

                 ______________________________________________
               Name of Registered Holder of Warrant (Please Print)

                 ______________________________________________
                             Address (Please Print)

                 ______________________________________________
                 Delivery Address (if different) (Please Print)


______________                       _____________________________________
Dated                                          Signature


----------------------------
(Social Security or Other Taxpayer
Identification Number of Holder)

Signature Guaranteed:

----------------------------


         NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the holder hereof is hereby electing to exercise fewer than all Warrants represented by this Warrant Certificate and is requesting that a new Warrant Certificate evidencing the Warrants not exercised be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder of this Warrant Certificate must be guaranteed.